UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 29, 2009

Date of Earliest Event Reported:  September 24, 2009

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On September 24, 2009, the Board of Directors of AdCare Health Systems, Inc. (the “Company”) decided to increase the number of Directors from six to seven and to authorize the appointment of Christopher Brogdon, age 60, to serve as the seventh Director until the next annual election of Directors by shareholders of the Company.  Mr. Brogdon will not serve on any Board committees at this time.  Mr. Brogdon has no other directorships.

Mr. Brogdon brings to AdCare more than 20 years of experience in the nursing home, assisted living and retirement community industry.  His career highlights include:

•

Since January 1998, the owner of Brogdon Family LLC which owns and operates nursing homes, assisted living facilities and restaurants.

•

Chairman of the board of NYSE-listed Retirement Care Associates (RCA), where he recapitalized the Company and engineered an acquisition program that expanded RCA from 3 to 120 facilities and increased annual revenue from $1.0 million to more than $350 million.  RCA was eventually acquired by Sun Healthcare for more than $350 million.

•

Chairman of the board of Nasdaq-listed Contour Medical, which under his direction achieved a seven-fold increase in revenue – from $5.0 million to $35.0 million – and was eventually sold at a price of $12 per share, up from $1 per share when Brogdon assumed the chairmanship.

There is no arrangement or understanding between Mr. Brogdon and any other person pursuant to which Mr. Brogdon was elected as a director of the Company.  The Company is not aware of any transactions involving Mr. Brogdon that are reportable under Item 404(a) of Regulation S-K.

Also, on September 24, 2009, the Board of Directors appointed Mr. Brogdon as Vice Chairman and Chief Acquisitions Officer.  Mr. Brogdon will be responsible for managing the Company’s efforts to accelerate growth through selective acquisitions of nursing homes and assisted living facilities.

Mr. Brogdon’s compensation will consist of 300,000 warrants all of which shall expire on November 1, 2017; 100,000 of the warrants will vest immediately and be exercisable at $3.00 per share.  An additional 100,000 warrants will vest on January 1, 2010 and be exercisable at a price of $4.00 per share.  The final 100,000 warrants will vest January 1, 2011 and be exercisable at a price of $5.00 per share.  The Company plans to enter an employment agreement with Mr. Brogdon however, the terms of the employment agreement are not yet known.

Item 8.01 Other Matters

On September 24, 2009, the Company issued a press release announcing the election of Mr. Brogdon to the Board of Directors, as described under Item 5.02 above.  A copy of the press release is attached as Exhibit 99.1 to the Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated September 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  September 29, 2009

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	AdCare Health Systems, Inc. Press Release, dated September 24, 2009.

Exhibit 99.1

For Immediate Release:

NYSE AMEX: ADK

September 24, 2009

AdCare Health Systems Names Chris Brogdon Vice Chairman and Chief Acquisitions Officer to Lead Aggressive M&A Growth Strategy

SPRINGFIELD, Ohio,  September 24, 2009 /PRNewswire-FirstCall  AdCare Health Systems, Inc. (NYSE AMEX: ADK), an Ohio-based long term care, home care and management company, today announced the appointment of veteran industry executive Chris Brogdon as Vice Chairman and Chief Acquisitions Officer.

Brogdon, age 60, is AdCare’s largest individual stockholder.  In addition to his duties as Vice Chairman of the Board, Brogdon will manage the Company’s efforts to accelerate growth through selective acquisitions of nursing homes and assisted living facilities.

Brogdon brings to AdCare more than 20 years of experience in the nursing home, assisted living and retirement community industry.  His career highlights include:

•

Chairman of the board of NYSE-listed Retirement Care Associates (RCA), where he recapitalized the Company and engineered an acquisition program that expanded RCA from 3 to 120 facilities and increased annual revenue from $1.0 million to more than $350 million.  RCA was eventually acquired by Sun Healthcare for more than $350 million.

•

Chairman of the board of Nasdaq-listed Contour Medical, which under his direction achieved a seven-fold increase in revenue – from $5.0 million to $35.0 million – and was eventually sold at a price of $12 per share, up from $1 per share when Brogdon assumed the chairmanship.

David A. Tenwick, Chairman of AdCare, stated that “Chris Brogdon has a strong track record of building shareholder value through a combination of acquisitive and organic growth.”  Tenwick continued, “As our largest individual stockholder, he has demonstrated a strong, long-term commitment to AdCare and is the ideal candidate to manage our M&A activities.  In addition, with his experience, he has contacts with many banks and financial institutions that can be very beneficial to our expansion strategy.”

“I am excited to accept this new assignment with AdCare and confident in our abilities to accelerate growth through a combination of acquisitions and organic initiatives,” Brogdon said.  “AdCare is a well-managed, highly regarded company with a wide range of complementary services in the nursing home, assisted living and home care sectors.  The Company has demonstrated the ability to achieve profitability and steady growth in a challenging economy.  We intend to leverage AdCare’s infrastructure and reputation to build additional value for our shareholders, residents, partners and other stakeholders

AdCare has achieved four consecutive years of revenue growth and is on track to achieve its fifth year.  The Company recently reported revenue of $13.0 million through the first six months of 2009, up 8.2% from $12.0 million in the same period a year ago.  The Company also transitioned to bottom line profitability for two straight quarters due to improved occupancy in its skilled nursing centers and assisted living facilities as well as higher revenue in its home health care division.  Basic and diluted net income per share through six months was $0.07 as compared to a net loss of $0.02 per basic and diluted share in the first six months of 2008. Operating income through the first six months of 2009 increased to $931,000 from $155,000 for the same period last year.

About AdCare Health Systems, Inc.

AdCare Health Systems, Inc. (NYSE AMEX: ADK - News) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services.  Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years.  AdCare's 920 employees provide high-quality care, management services and other services for patients and residents residing in 20 facilities, seven of which are assisted living facilities, twelve skilled nursing centers and one independent senior living community. The Company has ownership interests in eight of those facilities. In the ever-expanding marketplace of long-term care, AdCare's mission is to provide quality healthcare services to the elderly.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:

David A. Tenwick

Chairman, AdCare Health Systems, Inc.

1-740-549-0400

dat@adcarehealth.com

www.adcarehealth.com